Exhibit 99.1

Hilltop Holdings Inc. Q1 2019 Earnings Presentation April 2019

Preface 2 Additional InformationCorporate Headquarters 2323 Victory Ave, Suite 1400 Dallas, TX 75219 Phone: 214-855-2177 www.hilltop-holdings.com Please Contact: Erik Yohe Phone: 214-525-4634 Email: eyohe@hilltop-holdings.com FORWARD-LOOKING STATEMENTS This presentation and statements made by representatives of Hilltop Holdings Inc. (“Hilltop” or the “Company”) during the course of this presentation include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our outlook, our business strategy, our financial condition, our efforts to make strategic acquisitions, integration costs, our revenue, our liquidity and sources of funding, market trends, operations and business, capital levels, mortgage servicing rights (“MSR”) assets, stock repurchases, dividend payments, expectations concerning mortgage loan origination volume and interest rate compression, expected levels of refinancing as a percentage of total loan origination volume, projected losses on mortgage loans originated, loss estimates related to natural disasters, anticipated changes in our revenue, earnings, or taxes, the effects of government regulation applicable to our operations, the appropriateness of our allowance for loan losses and provision for loan losses, anticipated yields, expected accretion of discount on loans, the collectability of loans, cybersecurity incidents, construction costs, and cost savings expected from initiatives implemented and planned, including core system upgrades and PrimeLending’s cost reduction efforts, and the outcome of litigation, our other plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “building”, “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance”, “intends,” “may,” “might,” “outlook”, “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the credit risks of lending activities, including our ability to estimate loan losses; (ii) changes in the interest rate environment; (iii) the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (iv) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (v) risks associated with concentration in real estate related loans; (vi) effectiveness of our data security controls in the face of cyber attacks; (vii) risks associated with merger and acquisition integration; (viii) severe catastrophic events in Texas and other areas of the southern United States; (ix) the effects of our indebtedness on our ability to manage our business successfully, including the restrictions imposed by the indenture governing our indebtedness; (x) cost and availability of capital; (xi) changes in state and federal laws, regulations or policies affecting one or more of our business segments, including changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (xii) changes in key management; (xiii) competition in our banking, broker-dealer, mortgage origination and insurance segments from other banks and financial institutions, as well as investment banking and financial advisory firms, mortgage bankers, asset-based non-bank lenders, government agencies and insurance companies; (xiv) legal and regulatory proceedings; (xv) failure of our insurance segment reinsurers to pay obligations under reinsurance contracts; (xvi) our ability to use excess capital in an effective manner. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and other reports, that we have filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Hilltop Holdings does not undertake an obligation to, and disclaims any duty to, update any of the information herein.

3 Investor Highlights – Q1 2019 Value Creation and Capital Optimization • Net charge-offs (NCO) in Q1 2019 equated to $1.6 million, 10 basis point net charge-off rate5 • Non-performing loans decreased to $30.9 million, or 0.38% of total loans at March 31, 2019, compared to $34.0 million, or 0.41%, at December 31, 2018 Diversified Growth Managed Risk • Average Loans1 grew by $565 million, or 10%, compared to first quarter of 2018 • Hilltop’s net interest margin expanded by 17 basis points to 3.69% in the first quarter of 2019 compared to the prior year period net interest margin of 3.52% • Capital Markets and Structured Finance delivered $49 million of net revenue in Q1 2019, representing an increase of $28 million versus Q1 2018 driven by strategic investments in the business coupled with lower market rates • Hilltop distributed $7.5 million of dividends in the first quarter 2019, representing 19% of Q1 2019 earnings • Book value per share2 of $21.23, up 6% versus prior year, and tangible book value per share3 of $17.74, up 4% versus prior year • Hilltop maintained strong capital levels with a Tier 1 Leverage Ratio4 of 13.22% and a Common Equity Tier 1 Capital Ratio of 16.75% at March 31, 2019 Income – Hilltop $38.8MM ROAA 1.21% EPS – Diluted $0.41 ROAE 8.04% Notes: (1) Loans reflect loans held for investment (HFI) excluding broker-dealer loans. (2) Based on shares outstanding at period end. (3) For a reconciliation of tangible book value per share to book value per share see management’s explanation of Non-GAAP Financial Measures in Appendix. (4) Based on the period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets. (5) Net charge-off rate defined as net charge-offs divided by average bank loans HFI Significant Q1 2019 Items ($ millions, except per share) Pre-tax Net Income EPS – Diluted ($) 1) Leadership changes 2) Efficiency initiatives $8.0 $0.7 $6.3 $0.5 $0.07 $0.01

Business Results – Q1 2019

Pre-Tax Income vs. Prior Year ($ in millions)


Q1 2019
Q1 2018
$41.6
$39.0
$2.9
($2.7)
$16.4
$3.6
$6.8
$4.8
($16.3)
($12.5)
$51.4
$32.2
Banking
Mortgage
Broker-Dealer
Insurance
Corporate / Other
Hilltop Holdings

Business Drivers for Q1 2019

- **Banking** pre-tax income of $41.6 million increased by 7% from prior year due to higher yields in loan HFI portfolio, partially offset by lower accretion ($1.1 million) and lower income from the PrimeLending Warehouse line due to lower average balances. Overall credit quality remained strong and non-performing asset balances continue to decline
- **Mortgage** pre-tax income of $2.9 million driven by a slight decrease in gain-on-sale margins during the period and improved fixed and variable costs. Originations during the first quarter declined 17%, or $513 million, versus prior year period. As a result of 2018 efficiency actions, operating costs declined by $8 million compared to first quarter 2018. This includes an 11% reduction in headcount (9% of which were non-originators). Results include $1.0 million of expenses related to core system improvements
- **Broker-Dealer** pre-tax income increased by $12.8 million to $16.4 million compared to prior year first quarter. The increase was primarily driven by higher Structured Finance revenue of $19.5 million, higher taxable trading revenue of $2 million and higher municipal trading revenue of $3 million. These gains were offset by lower Retail revenue and higher incentive compensation tied to revenue growth. Results include $1.0 million of expenses related to core system improvements
- **Insurance** combined ratio for the first quarter 2019 was 86.5% compared to 85.2% during the first quarter 2018. Pre-tax income increased by $2.0 million compared to prior year driven primarily by gains in the investment portfolio

Note: The sum of the period amounts may not equal the total amounts due to rounding.

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HilltopHoldings

5 Execution Update Enhanced Business Operations • Middle and back office cost optimization coupled with enhanced branch performance management initiatives at PrimeLending are resulting in better than expected savings • Launched Agency MBS structuring business to support best execution and improved distribution • Continuing investments and deployment in core system improvements throughout 2019 to support enhanced operations Strategic Sourcing • Consolidating vendors and negotiating HTH level contracts for Technology Infrastructure solutions including Datacenters and core business software bundles • Implemented Travel & Entertainment program including consolidation to national providers, improved technology and consistent execution which is lowering travel costs across HTH • Identifying non-core services and business usage trends to reduce capacity in telecom and staff augmentation Shared Services • Consolidated special assets functions to streamline operations and lower costs • Restructured Risk Management function to improve risk alignment and leadership • Accounts Payable department and centralized Procurement consolidation underway Platform for Growth and Efficiency

$ in Millions, except EPS Income Statement Q1 2018 Q4 2018 Q1 2019 Net interest income 103.4 117.7 108.9 Noninterest income 235.1 238.5 252.5 Noninterest expense 308.2 310.8 309.1 PPNR1 $30.4 $45.4 $52.3 Provision (recovery) for loan losses (1.8) 6.9 1.0 Pre-tax income $32.2 $38.5 $51.4 Income attributable to Hilltop $24.4 $28.1 $38.8 Purchase Accounting Impact2 Revenue 9.6 12.6 8.6 Expenses 5.8 2.3 1.9 Pre-tax income impact $3.8 $10.3 $6.7 Key Metrics EPS - Diluted $0.25 $0.30 $0.41 ROAA 0.77% 0.86% 1.21% ROAE 5.19% 5.76% 8.04% Efficiency Ratio3 91.0% 87.3% 85.5% Common Equity Tier 1 Capital Ratio 18.60% 16.58% 16.75% Tier 1 Leverage Ratio4 13.26% 12.53% 13.22% 6 Notes: (1) Pre-provision net revenue is calculated as the sum of net interest income and noninterest income less noninterest expense (except provision for loan losses). (2) Includes impact of Purchase Accounting, FDIC Indemnification and True-up accrual. (3) Efficiency Ratio is calculated as noninterest expense divided by the sum of net interest income and noninterest income. (4) Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets. Hilltop Holdings – Financial Summary

7 Hilltop Holdings – Net Interest Income & Margin • Net interest income of $109 million increased $6 million, or 5%, from first quarter 2018 • First quarter 2019 loan accretion equated to $8.7 million, a decline of $1.1 million versus prior year period • NIM decreased 6 basis points versus Q4 2018, increased 17 basis points versus Q1 2018 • HTH total deposit beta approximately 30% since December 2015 • Interest bearing deposit beta approximately 43% since December 2015, approximately 55% beta since Q1 2018. • 30% of Total Deposits are non-interest bearing • Average Loans HFS have declined by $279 million from Q1 2018 to $1.0B • Average Loans HFS yielded 4.92% during the first quarter Average Earning Assets and NIM1 Trends 2 Net Interest Income Highlights ($ in billions) Notes: (1) See appendix for reconciliation of NIM to Pre-PAA taxable equivalent NIM, as presented.

8 Hilltop Holdings – Noninterest Income • Noninterest income of $252.5 million increased by $17.3 million compared to the first quarter 2018 • $8.4 million reduction in mortgage production income and fees driven by lower origination volumes • Securities related fees and commissions lower versus the prior year as the equity and debt markets declined during Q4 2018 lowering asset values and fees in Retail at HilltopSecurities • Other income increase driven by fixed income and structured finance businesses, which benefited from the decline in market rates during Q1 2019 and strategic investments Year-over-Year Noninterest Income ($MM)Noninterest Income & Fee Income Ratio Noninterest Income Highlights 1 Note: (1) Fee Income Ratio is calculated as noninterest income divided by the sum of net interest income and noninterest income. ($ in millions) Q1 2018 $235.1 Mortgage Production Income & Fees (8.4) Securities Related Fees & Commissions (0.9) Net Insurance Premiums Earned (1.1) Other Income 27.8 Q1 2019 $252.5

9 Hilltop Holdings – Noninterest Expenses Year-over-Year Noninterest Expense ($MM)Noninterest Expenses and Efficiency Ratio Noninterest Expense Highlights • Total compensation increased $7.3 million from prior year first quarter primarily driven by $8.3 million from leadership and personnel changes during the period • Variable compensation across Hilltop increased by $2.6 million driven by higher incentives in the securities business • Salaries declined by $3 million or 4% from Q1 2018 driven by a reduction in 304 FTE throughout the year • Efficiency initiatives include re-alignment of personnel in back-office departments and facilities optimization • Core system improvement spending to increase throughout 2019 Note: (1) Efficiency Ratio is calculated as noninterest expense divided by the sum of net interest income and noninterest income. 1 ($ in millions) Q1 2018 $308.2 Compensation and Benefits 7.3 Occupancy and Equipment 0.2 Professional Services (1.8) Insurance Loss and LAE (0.6) Other Expenses (4.2) Q1 2019 $309.1 Selected Noninterest Expense Items ($ in millions) Q1 2019 Leadership changes $8.0 Efficiency initiatives $0.7 Core system improvements $2.5 Total $11.2

Hilltop Holdings – Loans

Loan Mix and Yield

($ in billions, ending and average balances)



Annualized Loan HFI Yield[1]:
5.42%
5.34%
5.41%
5.90%
5.76%
$6.4 $6.3
$6.5 $6.4
$6.9 $6.8
$6.9 $6.9
$7.0 $6.8
$0.5 $0.5
$0.6 $0.6
$0.6 $0.6
$0.6 $0.6
$0.5 $0.5
$5.8 $5.8
$5.9 $5.8
$6.3 $6.2
$6.4 $6.3
$6.5 $6.4
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Ending Balance – Loans excluding B/D
Ending Balance – B/D Loans
Average Balance – Loans excluding B/D
Average Balance – B/D Loans

Vs. Prior Quarter: *(Excludes B/D Loans)*	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019
	-0.6%	1.8%	6.8%	0.1%	2.6%

Total Loan Growth
Ending Balance ↑10% vs. PY
Average Balance ↑8% vs. PY

Loan Growth excluding B/D Loans
Ending Balance ↑12% vs. PY
Average Balance ↑10% vs. PY

Notes:
The sum of the period amounts may not equal the total amounts due to rounding.
(1) Annualized Gross Loan Yield contains purchased loan portfolio.

10 HilltopHoldings

11 Hilltop Holdings – Asset Quality Criticized Loans 2 Non-Performing Assets Note: The sum of the period amounts may not equal the total amounts due to rounding. Figures represent bank asset quality metrics only (excludes Loans HFS and Broker Dealer Margin Loans). Figures prior to Q4 2018 include both covered and non-covered loans. Net Charge-Offs Allowance 3.0% 2.8% 2.3% 2.4% 2.4%

Hilltop Holdings – Deposits

Deposit Mix and Cost

($ in billions, ending balances)



Cost of Interest Bearing Deposits:
0.64%
0.76%
0.87%
1.01%
1.19%
$8.0 $7.9
$7.8 $7.9
$8.3 $8.1
$8.5 $8.4
$8.3 $8.3
$1.3
$2.6
$4.1
$1.3
$2.5
$4.0
$1.3
$2.5
$4.5
$1.3
$2.6
$4.7
$1.3
$2.5
$4.5
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Vs. Prior Quarter:
(Total Deposits)
-0.2%
-1.8%
6.1%
3.0%
-2.8%
Ending Balance – Broker Dealer Sweep Deposits
Ending Balance – Noninterest Bearing Deposits
Ending Balance – Interest Bearing Deposits
Average Balance

Total Deposit Growth
Ending Balance
↑4% vs. PY
Average Balance
↑5% vs. PY

Interest Bearing Deposit Growth
Ending Balance
↑8% vs. PY
Average Balance
↑6% vs. PY

Notes:
Noninterest-bearing deposits excludes broker-dealer sweep deposits.
The sum of the period amounts may not equal the total amounts due to rounding.

12

HilltopHoldings

13 PlainsCapital Bank – Q1 2019 Highlights Efficiency and NIMQ1 2019 Highlights Note: (1) Efficiency Ratio is calculated as noninterest expense divided by the sum of net interest income and noninterest income. (2) TE Net Interest Margin – Pre PAA is the taxable equivalent Net Interest Margin less the impact of purchase accounting. 1 • Year-over-year HFI loan growth of $624 million, or 10% • Deposit growth, excluding brokered deposits, of $332 million, or 5%, year-over-year • Brokered deposits declined $131 million from Q1 2018 • Decline from Q4 2018 driven by a single client moving deposits to bank wealth management • $1.0 million for provision in 2019 driven by strong credit quality and prudent growth • Release of final $2 million Hurricane Harvey reserves as clients performance has improved 1 Summary Results ($ in millions) Q1 2018 Q1 2019 Net Interest Income 86.6 92.7 Provision for Loan Losses (1.5) 1.0 Noninterest Income 10.2 10.6 Noninterest Expense 59.4 60.7 Income Before Taxes $39.0 $41.6 Key Highlights Q1 2018 Q1 2019 ROAA 1.31% 1.34% Efficiency Ratio 61.3% 58.8% Net Interest Margin 4.15% 4.24% TE Net Interest Margin – Pre PAA2 3.65% 3.81% Assets ($bn) $10.0 $9.7

14 PrimeLending – Q1 2019 Highlights Mortgage Originations and Gain on SaleQ1 2019 Highlights • Origination volume of $2.4 billion in Q1 2019 declined from Q1 2018 by $513 million, or 17% • The noninterest income decrease of $9 million, or 7%, versus Q1 2018 was attributable to a decline in volume in addition to a gain- on-sale rate decline of 3 basis points • Origination fees as a percent of originated volume have increased to 89 basis points in Q1 2019, versus 70 basis points in Q1 2018 • Noninterest expense decreased by $16 million versus prior year period • Variable compensation declined $7.4 million compared to Q1 2018 driven by lower volumes • Efficiency efforts executed in 2018 drove fixed cost improvements during the period as segment operating costs declined $7.6 million compared to Q1 2018 2 Note: (1) Gain on Sale calculated as net gains from sale of loans divided by sales volume. Summary Results ($ in millions) Q1 2018 Q1 2019 Net Interest Income 0.9 (0.5) Noninterest Income 127.1 118.0 Noninterest Expense 130.7 114.7 Income Before Taxes ($2.7) $2.9 Key Highlights Q1 2018 Q1 2019 Origination Volume ($mm) $2,960 $2,447 % Purchase 80% 84% Sales Volume ($mm) $3,185 $2,711 Servicing Asset ($mm) $64 $62

HilltopSecurities – Q1 2019 Highlights

Summary Results ($ in millions)	Q1 2018	Q1 2019
Net Interest Income	12.6	12.9
Provision for Loan Losses	(0.3)	(0.1)
Noninterest Income	68.5	91.3
Noninterest Expense	77.8	87.8
Income Before Taxes	**$3.6**	**$16.4**

Key Highlights ($ in millions)	Q1 2018	Q1 2019
Compensation/Net Revenue (%)	64.4%	60.6%
FDIC Insured Balances at PCB	$1,302	$1,302
Other FDIC Insured Balances	$1,011	$747
Public Finance Offerings	$10,649	$11,928
TBA Volume	$1,062	$1,148

Q1 2019 Highlights

- Capital Markets and Structured Finance businesses benefited from an increase in trading gains during Q1 2019 versus Q1 2018
    - Favorable market conditions resulted in a 26% increase in trading volumes, improved spreads and an 8% increase in the structured finance ("TBA") mortgage-backed securities volume
- Public Finance activity improving as revenue grew versus Q1 2018, despite loss of Houston team in Q1 2018
- Retail business experienced lower revenues driven by market weakness during Q4 2018 which lowered asset values on managed accounts
- Q1 2019 Other FDIC Insured balances declined by $264 million from Q1 2018 as customers sought higher yields and transitioned into other investments with the higher movements of the market

Net Revenues by Business Line

($ in millions)	Q1 2018	Q1 2019
Public Finance	12.1	12.7
Capital Markets	13.1	22.1
Retail	26.8	23.7
Structured Finance	7.1	26.6
Clearing	12.4	11.7
Securities Lending	2.6	2.1
Other	7.0	5.3
Net Revenues	**$81.1**	**$104.2**

Note:
The sum of the period amounts may not equal the total amounts due to rounding.

15

HilltopHoldings

16 National Lloyds Corporation – Q1 2019 Highlights • Pre-tax income of $6.8 million in Q1 2019 versus pre-tax income of $4.8 million in Q1 2018 • The increase in the combined ratio during Q1 2019, compared with the same period in 2018, was primarily driven by an increase in the underwriting expense ratio due to a decrease in net insurance premiums earned • Fair market value gains in investment portfolio for Q1 2019 were $1.2 million as compared to a loss of $1.4 million in Q1 2018 • During Q1 2019, $21.5 million dividend paid to Hilltop • Cumulative Dividends, since 2017, equate to $68 million • $20 million of debt was paid down during 2017 Q1 2019 Highlights Combined Ratio 85.2% 111.1% 98.5% 93.5% Summary Results ($ in millions) Q1 2018 Q1 2019 Net Interest Income 0.8 0.6 Noninterest Income 35.0 36.5 Noninterest Expense 31.0 30.3 Income Before Taxes $4.8 $6.8 Key Highlights ($ in millions) Q1 2018 Q1 2019 Direct Premiums Written 33.1 30.8 Net Premiums Earned 34.3 33.2 86.5%

17 2019 Full Year Outlook Guidance Comments Loan Growth 4 – 6% • Full year HFI loan growth Deposit Growth 4 – 6% • Full year average deposit growth Net Interest Income 1 – 3% growth •NIM Pre PAA 3.25 + / - 3 bps • NII growth impacted by lower accretion and increasing deposit betas • Loans HFS balances lower than 2018 Noninterest Income 1 – 3% growth • Mortgage origination volumes trending lower than 2018 levels, stabilizing gain on sale margins Noninterest Expense (1%) – 2% growth •‘Platform for Growth’ initiative benefits somewhat offset by implementation costs for 2019 Provision Expense 20 – 30 bps Effective Tax Rate (GAAP) 22 – 24%

Appendix 18

Non-GAAP to GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures

Hilltop presents measures in this presentation that are not measures of financial performance recognized by generally accepted accounting principles in the United States ("GAAP") including taxable equivalent net interest margin and pre-purchase accounting taxable equivalent net interest margin. These measures are important to investors interested in changes from period to period in net interest margin. Taxable equivalent net interest margin is defined as taxable equivalent net interest income divided by average interest-earning assets. For companies, such as Hilltop, business combinations can result in purchase accounting adjustments ("PAA"). Pre-purchase accounting taxable equivalent net interest income is defined as taxable equivalent net interest income plus PAA divided by average interest earning assets. You should not view these disclosures as a substitute for results determined in accordance with GAAP, and these disclosures are not necessarily comparable to that of other companies that use non-GAAP measures.

The following tables reconcile these non-GAAP financial measures to the most comparable GAAP financial measure, "net interest margin".

Hilltop Consolidated

Reconciliation of Non-GAAP Pre-PAA Taxable Equivalent NIM (%)	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019
NIM	3.52	3.46	3.48	3.75	3.69
Add:					
Taxable Equivalent Adjustment	0.01	0.01	0.01	0.01	0.01
Non-GAAP Taxable Equivalent NIM	3.53	3.47	3.49	3.76	3.70
Less:					
Purchase Accounting Adjustment	(0.36)	(0.29)	(0.28)	(0.43)	(0.32)
Non-GAAP Pre-PAA Taxable Equivalent NIM	3.17	3.18	3.21	3.33	3.38

PlainsCapital Bank

Reconciliation of Non-GAAP Pre-PAA Taxable Equivalent NIM (%)	Q1 2018	Q1 2018	Q3 2018	Q4 2018	Q1 2019
NIM	4.15	4.11	4.13	4.50	4.24
Add:					
Taxable Equivalent Adjustment	0.01	0.01	0.01	0.01	0.01
Non-GAAP Taxable Equivalent NIM	4.16	4.12	4.14	4.51	4.25
Less:					
Purchase Accounting Adjustment	(0.51)	(0.42)	(0.39)	(0.61)	(0.44)
Non-GAAP Pre-PAA Taxable Equivalent NIM	3.65	3.70	3.75	3.90	3.81

19

HilltopHoldings

20 Non-GAAP to GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures (Continued) • Hilltop Consolidated Tangible Common Equity is a non-GAAP financial measure. Tangible common equity is defined as our total stockholders’ equity, excluding preferred stock, reduced by goodwill and other intangible assets. This is a measure used by management, investors and analysts to assess use of equity. Tangible book value per share, or TBVPS, is a non-GAAP financial measure. TBVPS represents Hilltop’s tangible common equity at period-end divided by common shares outstanding at period-end. This is a measure used by management, investors and analysts to assess use of equity. Q1 2018 Total Stockholder's Equity 1,922,992 1,949,470 1,991,527 Less: Preferred Stock 0 0 0 Common Stockholder's Equity 1,922,992 1,949,470 1,991,527 Less: Goodwill 251,808 291,435 291,435 Other intangible assets, net 34,569 38,005 35,965 Tangible Common Equity 1,636,615 1,620,030 1,664,127 Shares outstanding as of period end 96,048 93,610 93,821 Book Value Per Share (Common Stockholder's Equity / Shares Outstanding) $20.02 $20.83 $21.23 Tangible Book Value Per Share (Tangible Common Equity / Shares Outstanding) $17.04 $17.31 $17.74 Q4 2018 Reconciliation of Tangible Common Equity and Tangible Book Value Per Share ($ '000, except per share amounts) Q1 2019